Exhibit 99.2

Unaudited Financial and Other Statistical Information for the Three Month Period

Ended May 31, 2007, and Guidance for Fiscal Year 2008

AZZ incorporated

Condensed Consolidated Statements of Income

(unaudited)

($ in Thousands except per share amount)

Three Months Ended May 31, 2007
Net Sales	$75,377,033

Cost of Sales	56,208,362

Selling, General and Administrative	12,004,319
Interest Expense	535,124
Net (Gain) Loss on Sale of Property, Plant and Equipment	3,363
Other (Income)	(194,773)

68,556,395
Income Before Income Taxes and Accounting Changes	6,820,638
Income Tax Expense	2,674,183

Income before cumulative effect of changes in accounting principles	$4,146,455

Cumulative effect of change in accounting principles (net of tax)	—

Net Income	$4,146,455

Income Per Share:
Basic	$.35

Diluted	$.34

Exhibit 99.2

AZZ incorporated

Condensed Consolidated Balance Sheet

(unaudited)

($ in Thousands)

Period Ended May 31, 2007
Assets:
Current assets:
Cash and cash equivalents	$4,076,625
Accounts receivable, net of allowance for doubtful accounts	42,643,538
Inventories	46,527,189
Costs and estimated earnings in excess of billings on uncompleted contracts	10,898,093
Deferred income taxes	4,031,283
Prepaid expenses and other	1,708,237

Total current assets	109,884,965

Net property, plant, and equipment	47,412,337

Goodwill, less accumulated amortization	40,962,104

Other Assets	1,327,795

$199,587,201

Liabilities and Shareholders’ Equity:
Current liabilities:
Accounts payable	$18,890,694
Accrued liabilities	27,953,675
Long-term debt due within one year	-0-

Total current liabilities	46,844,369

Long-term debt due after one year	27,700,000

Deferred income taxes	4,475,452
Shareholders’ equity	120,567,380

$199,587,201

Exhibit 99.2

AZZ incorporated

Condensed Consolidated Statement of Cash Flows

(unaudited)

($ in Thousands)

Period Ended May 31, 2007
Net cash provide by operating activities	$7,667,694

Net cash used in investing activities	(2,684,269

Net cash provided by (used in) financing activities	(2,609,892)

Net (decrease) increase in cash and cash equivalents	2,373,533

Cash and cash equivalents at beginning of period	1,703,092

Cash and cash equivalents at end of period	$4,076,625

Exhibit 99.2

AZZ incorporated

Financial and Other Statistical Information

(unaudited)

($ in Thousands)

Information regarding operations and assets by segment is as follows:

Three Months Ended May 31, 2007
Net sales:
Electrical and Industrial Products	$40,873
Galvanizing Services	34,504

$75,377

Segment operating income (a):
Electrical and Industrial Products	$6,344
Galvanizing Services	8,611

$14,955

General corporate expenses (b)	$7,592
Interest expense	535
Other (income) expense, net (c)	7

$8,134

Income Before Taxes	$6,821

Total assets:
Electrical and Industrial Products	$111,173
Galvanizing Services	79,186
Corporate	9,228

$199,587

(a)	Segment operating income consists of net sales less cost of sales, specifically identifiable general and administrative expenses, specifically identifiable selling expenses and other income and expense items that are specifically identifiable to a segment.
(b)	General corporate expense consists of selling, general and administrative expense that are not specifically identifiable to a segment.
(c)	Other (income) expense, net includes gains and losses on sale of property, plant and equipment and other (income) expense not specifically identifiable to a segment.

Exhibit 99.2

AZZ incorporated

Financial and Other Statistical Information

(unaudited)

($ in Thousand except per share amount)

	Actual Year to Date May 31, 2007	Projected Year Ended February 29, 2008
Net Sales:
Electrical and Industrial Products	$40,873	$185,000 to $190,000
Galvanizing Services	$34,504	$125,000 to $130,000

Total Sales	$75,377	$310,000 to $320,000

Diluted earnings per share	$.34	$1.65 to $1.75

Total Company Revenue by Market Segment:
Power Generation		10%
Transmission and Distribution		31%
Industrial		59%

Electrical and Industrial Products
Revenues by Industry:
Power Generation		19%
Transmission and Distribution		50%
Industrial		31%

Galvanizing Services
Revenues by Industry:
Electrical and Telecommunications		21%
OEM’s		17%
Industrial		19%
Bridge and Highway		9%
Petro Chemical		34%

Operating Margins:
Electrical and Industrial Products	15.5%	14%
Galvanizing Services	25.0%	21.5%

Cash Provided By Operations	$7,668	$20,000
Capital Expenditures	$2,775	$10,000
Depreciation and Amortization of Intangible Assets and Debt Issue Cost	$1,947	$8,500
Total Bank Debt	$27,700	$20,000

Percent of Business By Segment:
Electrical and Industrial Products	54%	60%
Galvanizing Services	46%	40%

Exhibit 99.2

AZZ incorporated

Financial and Other Statistical Information

(unaudited)

($ in Thousand)

Quarter Ended May 31, 2007
Book to Ship Ratio:
2/28/07 Backlog	$120,666
Qtr. Ending 5/31/07 Bookings	99,483
Qtr. Ending 5/31/07 Shipments	75,377
5/31/07 Backlog	144,772
Book to Ship Ratio	1.32

Outstanding Accounts Receivable Days	50